Exhibit 99.1

India Globalization Capital, Inc. (IGC) Engages NetworkNewsWire for Corporate Communications Solutions

NEW YORK – April 25, 2017 – India Globalization Capital, Inc. (“the Company”) (NYSE MKT: IGC), engaged in the development of cannabis-based combination therapies to treat a variety of life altering conditions, announces that it has engaged the expertise of NetworkNewsWire ("NNW"), a multifaceted financial news and publishing company that delivers a new generation of social communication solutions, news aggregation and syndication, and enhanced news release services.
“We have an exciting pipeline of phytocannabinoid-based treatments based on our formulation for pain. As we move toward pre-clinical and clinical trials, we are working with NetworkNewsWire to make sure the investment community is aware of the opportunities created by our progress - both from a corporate and broader medical standpoint,” states Ram Mukunda, CEO of IGC.
NNW’s strategies help public and private organizations find their voice and build market visibility. As part of the Client-Partner relationship with IGC, NNW will leverage its investor-based distribution network of over 5,000 key syndication outlets, various newsletters, social media channels, blogs, and other outreach tools to generate greater brand awareness for the Company.
“IGC occupies a unique position in the medical cannabis field by focusing on combination therapies for a number of indications, including possible veterinary applications” states Sherri Franklin, director of Content Marketing for NNW. “It is an interesting story to dig into, and we look forward to helping IGC prime its corporate message to effectively tell this story to existing and potential shareholders.”

About India Globalization Capital (IGC)
India Globalization Capital is engaged in the development of cannabis-based therapies to treat pain, PTSD, seizures, cachexia, chronic and terminal neurological and oncological diagnoses, and other life altering conditions. In support of this mission, IGC has assembled a portfolio of patent filings for its phytocannabinoid-based treatments.  The company is based in Bethesda, Maryland.
For more information, visit http://www.igcinc.us

About NetworkNewsWire
 NetworkNewsWire (NNW) provides news aggregation and syndication, enhanced press release services and a full array of social communication solutions. As a multifaceted financial news and distribution company with an extensive team of journalists and contributing writers, NNW is uniquely positioned to best serve private and public companies who need to reach a wide audience of investors, consumers, journalists and the general public. NNW has an ever-growing distribution network of more than 5,000 key syndication outlets across the country. By cutting through the overload of information in today’s market, NNW brings its clients unparalleled visibility, recognition and brand awareness. NNW is where news, content and information converge.
For more information, visit https://www.NetworkNewsWire.com
Please see full disclaimers on the NetworkNewsWire website applicable to all content provided by NNW, wherever published or re-published: http://nnw.fm/Disclaimer
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

NNW Contact:
NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com
212.418.1217 Office
Editor@NetworkNewsWire.com